Exhibit 23.01




                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors and Shareholders
The 3DO Company:

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (No. 333-80309, 333-72190, 333-75934) and Form S-8 (No. 333-52004)
of The 3DO Company of our report dated May 9, 2001 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

San Jose, California
February 11, 2002